EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 (the “Report”) by Fuda Faucet Works, Inc (the “Registrant”), Wu Yiting, chief executive officer, and Wu Yaxu, chief financial officer, hereby certify that:

1.	To the best of my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To the best of my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 31, 2008

By:	/s/ Wu Yiting
Name:	Wu Yiting
Title:	Chief Executive Officer

By:	/s/ Wu Yaxu
Name:	Wu Yaxu
Title:	Chief Financial Officer